UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2009

GetFugu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-143845	20-8658254
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8560 West Sunset Boulevard, 7th Flloor, West Hollywood, California		90069
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(424) 354-4800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 14, 2009, GetFugu Inc., a Nevada corporation (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with Hutton International Investments, Ltd., a Bermuda exempted company ("Investor"), under which Investor is committed to purchase up to $10 million of 10% convertible redeemable subordinated debentures (the "Debentures"). As a condition to the commitment closing (the "Closing"), the Company shall have cleared for filing with the Delaware Secretary of State a certificate of designations for authorization of its convertible redeemable Series A Preferred Stock (the "Preferred Stock"). In the event the Company reincorporates in Delaware, and the certificate of designations is filed and declared effective and the Preferred Stock is thereby authorized for issuance, all outstanding Debentures will be automatically converted into shares of Preferred Stock.

Under the terms of the Purchase Agreement, the Company may present Investor with one or more notices (each a "Notice") to purchase Debentures or, if Preferred Stock is then authorized, shares of Preferred Stock (each a "Tranche"). Investor is obligated to purchase the Debentures or shares of Preferred Stock on the tenth trading day after the date the Notice given (the "Notice Date"), subject to satisfaction of certain closing conditions, including that (i) the common stock of the Company (the "Common Stock") is listed for and trading on a trading market, (ii) the representations and warranties of the Company in the Purchase Agreement are true and correct and no default under the Purchase Agreement has occurred, (iii) except with respect to the first Tranche, Investor shall have previously received the Commitment Fee (described below), (iv) the purchase would not result in Investor and its affiliates beneficially owning more than 9.99% of the Common Stock, and (v) Investor shall have received borrowed shares equal to at least the Commitment Fee and 150% of the Tranche purchase price, pursuant to stock loan agreements between Investor and one or more stockholders of the Company.

In the event the closing bid price of the Common Stock during any one or more of the nine trading days following the Notice Date falls below the closing bid price on the day prior to the Notice Date, the Company may decline to sell the applicable Debentures or shares of Preferred Stock on the Tranche closing date.

A commitment fee of $500,000 (the "Commitment Fee") is payable by the Company to Investor, at the Company’s option, either in cash, or in shares of Common Stock valued at the lower of the closing bid price on the trading day before issuance or delivery. On or prior to the commitment closing (the "Closing") the Company shall issue and hold in trust for Investor shares of Common Stock to pay the Commitment Fee. On the earlier of six months after the Closing or the first Tranche closing date, the shares in trust shall be released to Investor together with any additional shares necessary to make the value of the shares, on the date prior to delivery, equal to the Commitment Fee. In lieu of shares, the Company may pay the Commitment Fee in cash by offset from the first Tranche.

A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The description of certain terms of the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Purchase Agreement.

Convertible Subordinated Debentures

Issuance. Pursuant to the Purchase Agreement, the Company may issue its 10% convertible redeemable subordinated debentures (each, a "Debenture") to one or more holders ("Debentureholders"). Interest will accrue at a rate of 10% per annum on the outstanding principal amount of each Debenture and is payable at the time that payment of the entire principal sum of the Debenture has been made or duly provided for.

Conversion. The Debenture shall convert into shares of Preferred Stock as follows:

Automatic Conversion. Immediately upon the earlier of (i) the reincorporation of the Company from Nevada to Delaware, or (ii) the authorization of any class of preferred stock of the Company, the entire face amount of the Debenture shall automatically convert into shares of Preferred Stock. The number of shares of Preferred Stock issuable upon conversion of a Debenture shall be determined by dividing the principal amount of the Debenture, together with accrued and unpaid interest, by $10,000.

Optional Conversion. At any time after the six-month anniversary of the issuance date of the Debenture, or in connection with a consolidation, merger or liquidation of the Company, the Debentureholder may convert the face amount of the Debenture, together with accrued and unpaid interest, into shares of Common Stock. The number of shares issuable upon conversion shall be determined by dividing the principal amount of the Debenture, together with any accrued but unpaid interest, by the conversion price then in effect. The conversion price shall be (i) mutually agreed by the parties, or (ii) if not mutually agreed, equal to the closing bid price of a share of Common Stock on the trading day immediately prior to the date of the Tranche Notice under which the Debenture was originally issued, subject to adjustment for stock dividends, reverse stock splits and certain other events.

Redemption. At the Company’s option, the Debenture may be redeemed prior to maturity by payment of the face amount, plus accrued and unpaid interest, plus an amount equal to the interest that, but for such redemption, would have been payable through the fifth anniversary of the issuance date of the Debenture. In the event a Debenture is called for redemption, the right to convert the Debenture shall terminate on the third business day prior to the date fixed for redemption.

Subordination. The Debenture is subordinate in right of payment to any obligation of any kind that the Company may at any time have unless the terms governing such obligation expressly provide otherwise.

Certificate of Designations

Under the Purchase Agreement, the Company may file a Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock (the "Certificate of Designations") with the Secretary of State of the State of Delaware. A summary of the Certificate of Designations is set forth below.

Ranking and Voting. The Preferred Stock ranks, with respect to rights upon liquidation, winding-up or dissolution, senior to the Common Stock and any other classes or series of preferred stock of the Company and junior to existing and future indebtedness of the Company. The holders of the Preferred Stock ("Holders") will have no right to vote on any matters, including without limitation the election of directors, except as required by applicable law.

Dividends. Commencing on the first anniversary of the issuance date of any shares of Preferred Stock (the date of any such issuance, the "Issuance Date"), Holders are entitled to receive dividends on each outstanding share of Preferred Stock, accruing at a rate of 10% per annum. Accrued dividends are payable annually on the anniversary of the Issuance Date. No dividends are payable with respect to shares of Preferred Stock that are redeemed or converted prior to the first anniversary of the Issuance Date.

Conversion. Shares of Preferred Stock may be converted into shares of Common Stock, at the Company’s option after the three-month anniversary of the Issuance Date, and/or at the Holder’s option after the six-month anniversary of the Issuance Date.

In the event of a conversion of Preferred Stock at the option of a Holder, the Company shall issue to the Holder a number of shares of Common Stock ("Conversion Shares") equal to (x) $10,000 multiplied by (y) the number of shares of Preferred Stock subject to the conversion notice divided by (z) a price mutually agreed by the parties, or if not mutually agreed, equal to the closing bid price of a share of Common Stock on the trading day immediately prior to the date of the Tranche Notice under which the applicable Preferred Stock or Debenture that converted into such Common Stock was originally issued, subject to adjustment for stock dividends, reverse stock splits and certain other events.

In the event of a conversion of Preferred Stock at the option of the Company, the Company shall issue to the Holder the number of Conversion Shares issuable upon exercise of the Holder’s conversion option as described above. In addition, if the Company exercises the option prior to the fourth anniversary of the Issuance Date, the Holder shall receive an additional number of Conversion Shares equal to: (i) 44% of the Conversion Shares issuable, if converted after the three-month anniversary of the Issuance Date but prior to the first anniversary thereof, (ii) 35% of the Conversion Shares issuable, if converted after the first anniversary of the Issuance Date but prior to the second anniversary thereof, (iii) 27% of the Conversion Shares issuable, if converted on or after the second anniversary but prior to the third anniversary thereof, (iv) 18% of the Conversion Shares, if converted on or after the third anniversary but prior to the fourth anniversary thereof, (v) 9% of the Conversion Shares issuable, if converted on or after the fourth anniversary but prior to the fifth anniversary thereof.

At no time may the Company or Holder deliver a Conversion Notice if the number of Conversion Shares to be received pursuant to such Conversion Notice, aggregated with all other shares of Common Stock then beneficially (or deemed beneficially) owned by Holder, would result in Holder owning, on the date of delivery of the Conversion Notice, more than 9.99% of all Common Stock outstanding.

Liquidation. Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company, before any distribution or payment is made to the holders of any other class or series of stock, the Holders shall first be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Preferred Stock equal to $10,000. If not paid in full, the Holders shall share equally and ratably in any distribution of assets in proportion to the liquidation preference to which each Holder is entitled, after which any remaining assets of the Company shall be distributed among the holders of the other class or series of stock.

Redemption. The Company may redeem, for cash, any or all of the Preferred Stock at any time at a redemption price equal to $10,000 per share (the "Redemption Price"), plus accrued and unpaid dividends. If the Company exercises its redemption option prior to the fourth anniversary of the Issuance Date, then in addition to the Redemption Price the Company shall pay to the Holder a make-whole price per share equal to: (i) 44% of the Redemption Price, if redeemed prior to the first anniversary thereof, (ii) 35% of the Redemption Price, if redeemed on or after the first anniversary but prior to the second anniversary thereof, (iii) 27% of the Redemption Price, if redeemed on or after the second anniversary but prior to the third anniversary thereof, (iv) 18% of the Redemption Price, if redeemed on or after the third anniversary but prior to the fourth anniversary thereof, and (v) 9% of the Redemption Price if redeemed on or after the fourth anniversary but prior to the fifth anniversary thereof.

Item 7.01 Regulation FD Disclosure.

On December 14, 2009, the Company issued a press release announcing the entry into the Purchase Agreement as set forth in Item 1.01 of this Current Report on Form 8-K. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.1 Securities Purchase Agreement, dated December 14, 2009, between GetFugu, Inc. and Hutton International Investments, Ltd.

99.1 Press Release of GetFugu, Inc. dated December 14, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GetFugu, Inc.

December 14, 2009	By:	Carl Freer

Name: Carl Freer
Title: President

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Exhibit Index

Exhibit No.	Description

10	Securities Purchase Agreement, dated December 14, 2009, between GetFugu, Inc. and Hutton International Investments, Ltd.
99	Press Release of GetFugu, Inc. dated December 14, 2009